                                                               EXHIBIT 10.7

                           EXECUTIVE  SEVERANCE  AGREEMENT

          AGREEMENT made as of the 3rd day of February, 1999, between HEXCEL CORPORATION, a Delaware corporation with offices at Stamford, Connecticut (the "Company"), and _________________________ (the "Executive").

          WHEREAS, the Company is engaged in the business of developing, manufacturing and marketing carbon fibers, fabrics, high-performance composite materials and parts therefrom for the commercial aerospace, space and defense, recreation and industrial markets throughout the world, and hereafter may engage in other areas of business (collectively, the "Business");

          WHEREAS, the Executive, as a result of training, expertise and personal application over the years, has acquired and will continue to acquire considerable and unique expertise and knowledge which are of substantial value to the Company in the conduct, management and operation of the Business;

          WHEREAS, the Company is willing to provide the Executive with certain benefits in the event of the termination of the Executive's employment with the Company, including in the event of a Change in Control (as hereinafter defined); and

          WHEREAS, the Executive, in consideration of receiving such benefits from the Company, is willing to afford certain protection to the Company in regard to the confidentiality of its information, ownership of inventions and competitive activities.

          NOW, THEREFORE, in consideration of the mutual covenants of the Executive and the Company and of the Executive's continued employment with the Company, the parties agree as follows:

          1. POSITION AND DUTIES. The Executive shall initially serve as _________ of the Company and shall have such duties, responsibilities, and authority as he may have as of the date hereof (or any position to which he may be promoted after the date hereof). The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

          2. PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in [Stamford, Connecticut], except for required travel on the Company's business.

          3. TERMINATION. The Executive's employment hereunder may be terminated under the following circumstances:

              (a) DEATH. The Executive's employment hereunder shall automatically terminate upon his death.

              (b) DISABILITY. The Company may terminate the Executive's employment hereunder due to the Executive's inability to perform the customary duties of his employment by reason of any medical or psychological illness or condition that is expected to be permanent or of indefinite duration, excluding any such illness or condition that results from intentional self-inflicted injury, alcoholism or drug abuse.

              (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. The following shall constitute Cause:

                  (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

                  (ii) the willful engaging by the Executive in misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise including, but not limited to, conduct that violates the covenant not to compete in Section 6 hereof. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice from the Board to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) delivery to the Executive of a resolution duly adopted by the affirmative vote of two-thirds or more of the Board then in office (excluding the Executive if he is then a member of the Board) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Executive was guilty of the conduct herein set forth and specifying the particulars thereof in detail, (iii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iv) delivery to the Executive of a Notice of Termination from the Board specifying the particulars thereof in detail.


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              (d) GOOD REASON. The Executive may terminate his employment hereunder for Good Reason. The following shall constitute Good Reason:

                  (i) A diminution in the Executive's position, duties, responsibilities or authority (except during periods when the Executive is unable to perform all or substantially all of his duties or responsibilities on account of illness (either physical or mental) or other incapacity);

                  (ii) A reduction in the Executive's annual rate of base salary as in effect on the date hereof or as the same may be increased from time to time;

                  (iii) Failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute plan) has been made with respect to such plan, or failure by the Company to continue the Executive's participation therein (or in such substitute plan) on a basis not materially less favorable to the Executive;

                  (iv) Failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating (except for across-the-board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), or failure by the Company to continue to provide the Executive with the number of paid vacation days per year equal to the greater of (i) _____ and (ii) the number to which the Executive is entitled in accordance with the Company's vacation policy;

                  (v) Failure to provide facilities or services which are suitable to the Executive's position;

                  (vi) Failure of any successor (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to the Company to assume the Company's obligations hereunder or failure by the Company to remain liable to the Executive hereunder after such assumption;

                  (vii) Any termination by the Company of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of a Notice of Termination contained in this Agreement;


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                  (viii) The relocation of the Executive's principal place of employment to a location more than fifty (50) miles from the Executive's principal place of employment as at the date hereof; or

                  (ix) Failure to pay the Executive any portion of current or deferred compensation within seven (7) days of the date such compensation is due.

The Executive's continued employment shall not constitute consent to, or waiver of rights with respect to, any circumstance constituting Good Reason hereunder; provided, however, that the Executive shall be deemed to have waived his rights pursuant to circumstances constituting Good Reason hereunder if he shall not have provided the Company a Notice of Termination within ninety (90) days following his knowledge of the occurrence of circumstances constituting Good Reason.

              (e) OTHER THAN DEATH, DISABILITY, CAUSE OR GOOD REASON. (i) The Company may terminate the Executive's employment, other than as provided in Sections (3)(a), (b) or (c) hereof, upon written notice to the Executive and
(ii) the Executive may terminate his employment with the Company, other than as provided in Section 3(d) hereof, upon written notice to the Company.

              (f) NOTICE OF TERMINATION; DATE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than a termination pursuant to Section 3(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10. For purposes of this Agreement,

                  (i) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and

                  (ii) "Date of Termination" shall mean (A) if the Executive's employment is terminated pursuant to Section 3(a), the date of his death, (B) if the Executive's employment is terminated pursuant to Section 3(b), thirty days after Notice of Termination is given (provided that the Executive shall not have returned substantially to full-time performance of the Executive's duties during such thirty day period), (C) if the Executive's employment is terminated pursuant to Sections 3(c), (d) or (e), the date specified in the Notice of Termination (provided that such date shall not be more than thirty days from the date Notice of Termination is given and, in the case of a termination for Cause, shall not be less than fifteen days from the date Notice of Termination is given), or (D) if the Executive terminates his employment and fails to provide written notice to the Company of such termination, the date of such termination.


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          4. COMPENSATION UPON DEATH, DISABILITY OR TERMINATION.

              (a) If the Executive's employment is terminated by his death, the Company shall pay the Executive's legal representative (i) at the time such payments are due, the Executive's full base salary through the Date of Termination at the rate in effect at the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan) and (ii) within ten days following the date of the Executive's death, a lump sum payment in an amount equal to the sum of (A) the Executive's annual base salary in effect as of the Date of Termination and (B) the Executive's Average Annual Bonus (the term "Average Annual Bonus" shall mean the average of the last three annual bonus amounts awarded to the Executive under the Company's Management Incentive Compensation Plan, or any successor, alternate or supplemental plan (the "Bonus Plan") or, if the Executive has not participated in the Bonus Plan for three completed annual award periods, the average of the annual bonus amounts awarded, provided that any award made in respect of an annual award period in which the Executive did not participate for the full period (the "Pro-Rata Award") shall be annualized for purposes of computing the Average Bonus Amount by multiplying the Pro-Rata Award by a fraction, of which the numerator is 365 and the denominator is the number of days during which the Executive participated in such annual award period).

              (b) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness the Executive shall continue to receive his full base salary at the rate then in effect for such period (offset by any payments to the Executive received pursuant to disability benefit plans maintained by the Company) until his employment is terminated pursuant to Section 3(b) hereof; and within ten days following such termination, the Company shall pay the Executive (i) all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan) and (ii) a lump sum payment in an amount equal to the sum of (A) the Executive's annual base salary in effect as of the Date of Termination and (B) the Executive's Average Annual Bonus.

              (c) If the Executive's employment is terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall at the time such payments are due pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus


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Plan), and the Company shall, thereafter, have no further obligations to the
Executive under this Agreement.

              (d) If (1) the Company shall terminate the Executive's employment other than for Disability and other than for Cause or (2) the Executive shall terminate his employment for Good Reason, then

                  (i) the Company shall pay the Executive on the Date of Termination, by wire transfer to the bank account designated by the Executive, the Executive's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (disregarding any reduction in salary rate which would constitute a Good Reason) and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan);

                  (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive on the Date of Termination, by wire transfer to the bank account designated by the Executive, an amount equal to the product of (A) the sum of
(1) the Executive's annual base salary in effect at the time the Notice of Termination is given (disregarding any reduction in salary rate which would constitute a Good Reason) and (2) the Executive's Average Annual Bonus, and (B)
(x) if the Executive terminates his employment or the Company terminates the Executive's employment, in either case within two years after the occurrence of a Change in Control, the number three or (y) in any other case, the number one; and

                  (iii) the Company shall continue the participation of the Executive for a period of one year (except, if the Executive terminates his employment or the Company terminates the Executive's employment, in either case within two years after the occurrence of a Change in Control, such period shall be three years), in all medical, health, life and other employee "welfare" plans and programs in which the Executive participated immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall by other means provide the Executive with benefits equivalent to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

              (e) If the Company shall terminate the Executive's employment other than for Cause, or the Executive shall terminate his employment for Good Reason, during the period of a Potential Change in Control or at the request of a person who, directly or indirectly, takes any action designed to cause a Change in


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Control, then the Company shall make payments and provide benefits to the
Executive under this Agreement as though a Change in Control had occurred immediately prior to such termination. A "Potential Change in Control" shall exist during the period commencing at the time the Company enters into any agreement or arrangement which, if consummated, would result in a Change in Control and ending at the time such agreement or arrangement either (i) results in a Change in Control or (ii) terminates, expires or otherwise becomes of no further force or effect.

              (f) For purposes of this Agreement, a "Change in Control" shall mean the first to occur of the following events:

                  (1) (i) Any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excluding Ciba for so long as Ciba is subject to the restrictions imposed by the Governance Agreement) (a "Person") is or becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Common Stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"); excluding, however, the following: (x) any acquisition by the Company or any of its affiliates or (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates and (ii) Ciba Beneficially Owns, in the aggregate, a lesser percentage of the Total Voting Power than such Person Beneficially Owns;

                  (2) A change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered a member of the Incumbent Board;

                  (3) The effective date of a reorganization, merger or consolidation by the Company, or the approval by the stockholders of the Company


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of a sale or other disposition of all or substantially all of the assets of the
Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction (1) pursuant to which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Total Voting Power, as the case may be, or (2) after which no Person beneficially owns a greater percentage of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation than does Ciba;

                 (4) Ciba shall become the Beneficial Owner of more than 57.5% of the Total Voting Power; or

                 (5) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

               For purposes of this Section 4(f), (x) the term "Ciba" shall mean Ciba Specialty Chemicals Holding Inc., a Swiss corporation, together with it affiliates holding Company voting securities pursuant to Section 4.01(b) of the Governance Agreement, (y) the term "Governance Agreement" shall have the meaning given in that certain Strategic Alliance Agreement among the Company, Ciba-Geigy Limited and Ciba Geigy Corporation, dated as of September 29, 1995, as amended, and any of their respective permitted successors or assigns thereunder, and (z) the consolidation between Ciba and Clariant shall be deemed not to be a "Change in Control."

               (g) Notwithstanding any other provisions of this Agreement, in the event that any payment, benefit, property or right received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments, benefits, properties and rights being hereinafter referred to as the "Total Payments") would be subject (in whole or part) to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor provision (the "Code"), then the payments and benefits provided under Section 4(d) or 4(e) hereof ("Severance Payments") which are cash shall first


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be reduced, and the noncash Severance Payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments); provided, however, that the Executive may elect (by waiving the receipt or enjoyment of all or any portion of the noncash Severance Payments at such time and in such manner that the Severance Payments so waived shall not constitute a "payment" within the meaning of section 280G(b) of the Code) to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm (the "Auditor") which was, immediately prior to the Change in Control, the Company's independent auditor, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the written opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and all such opinions or advice shall be in writing, shall be attached to the statement and shall expressly state that the Executive may rely thereon). If the Executive objects to the Company's calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive determines is necessary to result in the proper application of the first sentence of this
Section 4(g). The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.


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          5. NO MITIGATION.  The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          6. COVENANT NOT TO COMPETE. The Executive acknowledges that, as a senior management employee, the Executive will be involved, on a high level, in the development, implementation and management of the Company's global business plans, including those which involve the Company's finances, research, marketing, planning, operations, and acquisition strategies. By virtue of the Executive's position and knowledge of the Company, the Executive acknowledges that his employment by a competitor of the Company represents a serious competitive danger to the Company, and that the use of the Executive's experience and knowledge about the Company's business, strategies and plans by a competitor can and would constitute a valuable competitive advantage over the Company. In view of the foregoing, and in consideration of the payments made to the Executive under this Agreement, the Executive covenants and agrees that, if the Executive's employment is terminated and the Company has fulfilled its obligations under this Agreement, for a period of three years after the Date of Termination the Executive will not engage, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 5% equity interest in any enterprise) in any business entity engaged in competition with the Business conducted by the Company on the Date of Termination anywhere in the world; provided, that the Executive may be employed by a competitor of the Company so long as the Executive's duties and responsibilities do not relate directly or indirectly to the business segment of the new employer which is actually or potentially competitive with the Business.

          7. ASSIGNMENT OF INVENTIONS. The Executive agrees that all processes, technologies, designs and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not (collectively "Inventions"), conceived, developed, invented or made by the Executive prior to the Date of Termination shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. At the request of the Company, the Executive shall (i) promptly disclose such Inventions to the Company, (ii) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign


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countries, (iii) sign all papers necessary to carry out the foregoing, and
(iv) give testimony or otherwise take action in support of the Executive's status as the inventor of such Inventions, in each case at the Company's expense.

          8. CONFIDENTIALITY. In addition to any obligation regarding Inventions, the Executive acknowledges that the trade secrets and confidential and proprietary information of the Company, its subsidiaries and affiliates, including without limitation:

              (a) unpublished information concerning:

                  (i)    research activities and plans,
                  (ii)   marketing or sales plans,
                  (iii)  pricing or pricing strategies,
                  (iv)   operational techniques, and
                  (v)    strategic plans;

              (b) unpublished financial information, including information concerning revenues, profits and profit margins;

              (c) internal confidential manuals; and

              (d) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended; all constitute valuable, special and unique information of the Company, its subsidiaries and affiliates. In recognition of this fact, the Executive agrees that the Executive will not disclose any such trade secrets or confidential or proprietary information (except (i) information which becomes publicly available without violation of this Agreement, (ii) information of which the Executive, prior to disclosure by the Executive, did not know and should not have known was disclosed to the Executive by a third party in violation of any other person's confidentiality or fiduciary obligation, (iii) disclosure required in connection with any legal process (provided the Executive promptly gives the Company written notice of any legal process seeking to compel such disclosure and reasonably cooperates in the Company's attempt to eliminate or limit the scope of such disclosure) and (iv) disclosure while employed by the Company which the Executive reasonably and in good faith believes to be in or not opposed to the interests of the Company) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall the Executive make use of any such information for the benefit of any person, firm, corporation or other entity except on behalf of the Company, its subsidiaries and affiliates.

          9. BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators,


                                       11
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successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided in this Agreement, shall be paid to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          10. NOTICE. Notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as follows:

          If to the Executive:



          If to the Company:

               Hexcel Corporation
               281 Tresser Blvd.
               Stamford, CT  06901-3238

               Attn:     General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          11. GENERAL PROVISIONS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive (or, if applicable, his legal representative) and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of [Connecticut] without regard to its conflicts of law principles.

          12. VALIDITY AND ENFORCEABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. It is the


                                      12
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desire and intent of the parties that the provisions of Sections 6, 7 and 8 hereof shall be enforceable to the fullest extent permitted by applicable law or public policy. If any such provision or the application thereof to any person or circumstance shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such provision shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by applicable law or public policy. In any case, the remaining provisions or the application thereof to any person or circumstance other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

          13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of [Connecticut], in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 6, 7 or 8 hereof.

          15. ENTIRE AGREEMENT. This Agreement supercedes that certain agreement between the Company and the Executive dated _______, which hereby is terminated

          16. REMEDIES. The Executive agrees that in addition to any other remedy provided at law or in equity or in this Agreement, the Company shall be entitled to a temporary restraining order and both preliminary and permanent injunctions restraining Executive from violating any provision of Sections 6, 7 and 8 hereof. In the event the Company fails to make any payment to the Executive when due, the Executive, in addition to any other remedy available at law or in equity, shall be entitled to interest on such unpaid amounts from the date such payment was due to the date actual payment is received by the Executive, at the legal rate applicable to unpaid judgments. The Company shall pay to the Executive all legal, audit, and actuarial fees and expenses as a result of the termination of employment, including all such fees and expenses incurred in contesting, arbitrating or disputing any action or failure to act by the Company or in seeking to obtain or enforce any right under this Agreement or any other plan, arrangement or agreement with the Company, provided that the Executive has obtained a final determination supporting at least part of his claim and there has been no determination that the balance of his claim was made in bad faith.


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


          17. CONSENT TO JURISDICTION AND FORUM. The Executive hereby expressly and irrevocably agrees that any action, whether at law or in equity, permitted to be brought by the Company under this Agreement may be brought in the State of [Connecticut] or in any federal court therein. The Executive hereby irrevocably consents to personal jurisdiction in such court and to accept service of process in accordance with the provisions of the laws of the State of [Connecticut]. In the event the Company commences any such action in the State of [Connecticut] or in any Federal court therein, the Company shall reimburse the Executive for the reasonable expenses incurred by the Executive in his appearance in such forum which are in addition to the expenses the Executive would have incurred by appearing in the forum of the Executive's residence at that time, including but not limited to additional legal fees.



                         HEXCEL CORPORATION

                         By: __________________________________
                             Name:
                             Title:



                         ______________________________________
                             Executive





                                                         SCHEDULE TO FORM OF


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


                                               EXECUTIVE SEVERANCE AGREEMENT




LIST OF EACH EXECUTIVE OFFICER THAT IS A PARTY TO THIS FORM OF AGREEMENT WITH
HEXCEL:


Harold E. Kinne
Stephen C. Forsyth
Ira J. Krakower
Joseph H. Shaulson



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